UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2021

SOUTHERN MISSOURI BANCORP, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-23406	43-1665523
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

2991 Oak Grove Road, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (573) 778-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.  Other Events.

On October 19, 2021, the Board of Directors of Southern Missouri Bancorp, Inc. (the “Company”) declared its 110th consecutive quarterly dividend on common stock since the inception of the Company. The dividend of $0.20 per common share will be payable on November 30, 2021, to stockholders of record at the close of business on November 15, 2021.

In other matters, the Company expects to release its preliminary operating results for the quarter ended September 30, 2021, on October 25, 2021, and expects to host a conference call to discuss the release on October 26, 2021, at 9:30 a.m., central time. The call will be available live to interested parties by calling 1-844-200-6205 in the United States (all other locations: 1-929-526-1599). Participants should use participant access code 857442. Telephone playback will be available beginning one hour following the conclusion of the call through November 8, 2021. The playback may be accessed in the United States by dialing 1-866-813-7403 (Canada: 1-226-828-7578, UK local: 0204-525-0658, and all other locations: +44-204-525-0658), and using the conference passcode 735311.

Finally, Southern Bank recently announced that it has entered into an agreement with First National Bank, Oldham, South Dakota to acquire their branch located in Cairo, Illinois. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

99.1Press Release dated October 20, 2021

104Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: October 21, 2021	By:	/s/ Greg A. Steffens
Greg A. Steffens
President and Chief Executive Officer

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